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                                                                   EXHIBITS 4.19

                               SECURITY AGREEMENT

                           DATED AS OF APRIL 23, 2001
                                      AMONG

                           OWENS-ILLINOIS GROUP, INC.,

             O-I HEALTH CARE HOLDING CORP., OI GENERAL FINANCE INC.,
          OI CLOSURE FTS INC., SPECIALITY PACKAGING LICENSING COMPANY,
        OWENS-ILLINOIS CLOSURE INC., PRODUCT DESIGN & ENGINEERING, INC.,
              OI BRAZIL CLOSURE INC., OI PLASTIC PRODUCTS FTS INC.,
           OWENS-ILLINOIS PRESCRIPTION PRODUCTS INC., OI MEDICAL INC.,
           MARC INDUSTRIES, INC., ENTRACARE CORP., MARC MEDICAL, INC.,
             PRECISION MEDICAL MOLDING, INC., K & M PLASTICS, INC.,
          OI MEDICAL HOLDINGS INC., ANAMED INTERNATIONAL, INC., MARTELL
          MEDICAL PRODUCTS, INC., OWENS-BRIGAM MEDICAL COMPANY, BRIGAM, INC., BRIGAM MEDICAL, INC., BRIGAM VENTURES, INC., OWENS-BROCKWAY
        PLASTIC PRODUCTS, INC., OWENS-ILLINOIS SPECIALITY PRODUCTS PUERTO
       RICO, INC., OI REGIOPLAST STS INC., OI AUSTRALIA INC., ACI AMERICA
         HOLDINGS INC., CONTINENTAL PET TECHNOLOGIES, INC., OI VENEZUELA
      PLASTIC PRODUCTS INC., OI GENERAL FTS INC., OI CASTALIA STS INC., OI
      LEVIS PARK STS INC., OI AID STS INC., OWENS-ILLINOIS GENERAL INC., OI
        HOLDING COMPANY, INC., UNIVERSAL MATERIALS, INC., OWENS-BROCKWAY
         PACKAGING, INC., OWENS-BROCKWAY GLASS CONTAINER INC., BROCKWAY
        REALTY CORP., BROCKWAY RESEARCH, INC., NHW AUBURN LLC, OI AUBURN
    INC., SEAGATE, INC., SEAGATE II, INC., SEAGATE III, INC., OWENS-BROCKWAY
        GLASS CONTAINER TRADING CO., OB CAL SOUTH INC., OVERSEAS FINANCE CO., OIB PRODUVISA INC., OI CONSOL STS INC., OI CALIFORNIA CONTANERS
      INC., OI PUERTO RICO STS INC., OI ECUADOR STS INC., OI EUROPE & ASIA
         INC., OI PERU STS INC., OI POLAND INC., OI HUNGARY INC., AND OI
                           INTERNATIONAL HOLDINGS INC.

                               ADDITIONAL GRANTORS

                                       AND

                              BANKERS TRUST COMPANY

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                               TABLE OF CONTENTS

                                                                                                  PAGE
Section 1.    Grant of Security.....................................................................2
Section 2.    Security for Obligations..............................................................7
Section 3.    Grantors Remain Liable................................................................8
Section 4.    Representations and Warranties........................................................9
Section 5.    Further Assurances...................................................................10
Section 6.    Certain Covenants of Grantors........................................................11
Section 7.    Special Covenants With Respect to Equipment and Inventory............................12
Section 8.    Special Covenants with respect to Accounts and Related Contracts.....................12
Section 9.    Special Covenants With Respect to the Securities Collateral..........................13
Section 10.   Special Covenants With Respect to the Intellectual Property Collateral...............15
Section 11.   Omitted..............................................................................16
Section 12.   Collateral Accounts..................................................................16
Section 13.   Secured Party Appointed Attorney-in-Fact.............................................17
Section 14.   Collateral Agent May Perform.........................................................18
Section 15.   Standard of Care.....................................................................18
Section 16.   Remedies.............................................................................18
Section 17.   Additional Remedies for Intellectual Property Collateral.............................20
Section 18.   Application of Proceeds..............................................................21
Section 19.   Indemnity and Expenses...............................................................22
Section 20.   Continuing Security Interest; Transfer of Loans; Termination and Release.............23
Section 21.   Collateral Agent as Agent............................................................24
Section 22.   Additional Grantors..................................................................25
Section 23.   Amendments; Etc......................................................................25
Section 24.   Notices..............................................................................25
Section 25.   Failure or Indulgence Not Waiver; Remedies Cumulative................................25
Section 26.   Severability.........................................................................26
Section 27.   Headings.............................................................................26
Section 28.   Governing Law; Terms; Rules of Construction..........................................26
Section 29.   Consent to Jurisdiction and Service of Process.......................................26
Section 30.   Waiver of Jury Trial.................................................................27
Section 31.   Counterparts.........................................................................27

                                       -i-
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                                    SCHEDULES

Schedule 1(e)(i) to Security Agreement

Schedule 1(e)(ii) to Security Agreement

Schedule 4(b) to Security Agreement

Schedule 4(d) to Security Agreement

Schedule 4(e) to Security Agreement

Schedule 4(i) to Security Agreement

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                                    EXHIBITS

Exhibit I                      Form of Counterpart

Exhibit II                     Form of Grant of Copyright Security Interest

Exhibit III                    Form of Pledge Amendment

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                               SECURITY AGREEMENT

          This SECURITY AGREEMENT (this "AGREEMENT") is dated as of April 23, 2001 and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation ("COMPANY"), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a "SUBSIDIARY GRANTOR" and collectively "SUBSIDIARY GRANTORS") and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with
SECTION 22 hereof (each of the Company, each Subsidiary Grantor, and each Additional Grantor being a "GRANTOR" and collectively the "GRANTORS"), and BANKERS TRUST COMPANY ("BANKERS"), as Collateral Agent for and representative of the lenders ("LENDERS") party to the Credit Agreement referred to below, the Interest Rate Exchangers (as hereinafter defined), the Currency Exchangers (as hereinafter defined), the Other Permitted Credit Exposure Holders (as hereinafter the defined) and the New Senior Debt Representatives (as hereinafter defined).

                                    RECITALS

          1. The Lenders have entered into a Secured Credit Agreement of even date herewith (as amended, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT") with certain subsidiaries of Company and Packaging as Borrowers (the "BORROWERS"), and Company as a guarantor pursuant to
SECTION 9 thereof and Owens-Illinois General, Inc. as Borrowers' Agent. Initially capitalized terms used herein without definition are defined in the Credit Agreement.

          2. Each of the Domestic Borrowers have guaranteed (i) all Revolving Loans made to, and related Obligations of, the other Domestic Borrowers; (ii) all Offshore Loans made to, and all other Obligations of, the Offshore Borrowers; (iii) the Other Lender Guaranteed Obligations, and (iv) OI Plastic and OI Closure have guaranteed the Term Loans made to, and related Obligations of, Owens Brockway and OI General FTS, all pursuant to a guaranty dated the date hereof (the "DOMESTIC BORROWERS' GUARANTY").

          3. Subsidiary Grantors (other than the Borrowers) have executed and delivered that certain Subsidiary Guaranty dated the date hereof (said Subsidiary Guaranty, as amended, to the date hereof, and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SUBSIDIARY GUARANTY") in favor of the Collateral Agent for the benefit of the Lenders, the Other Permitted Credit Exposure Holders (defined below) the Interest Rate Exchangers and the Currency Exchangers pursuant to which each such Subsidiary Grantor has guarantied the prompt payment and performance when due of all Obligations of Borrowers under the Credit Agreement, as well as certain Interest Rate Obligations and Currency Obligations.

          4. It is contemplated that, from time to time Subsidiaries of Company may incur obligations to Lenders or affiliates of Lenders arising out of loans, advances, overdrafts, interest rate, currency or hedge products and other derivative exposures or extensions of credit to the extent permitted under the Credit Agreement ("OTHER PERMITTED CREDIT EXPOSURE") in favor of the holders thereof (each, an "OTHER PERMITTED CREDIT EXPOSURE HOLDER" and,

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collectively, "OTHER PERMITTED CREDIT EXPOSURE HOLDERS"). The documents and instruments evidencing or relating to any such Other Permitted Credit Exposure are referred to as the "OTHER PERMITTED CREDIT EXPOSURE DOCUMENTS."

          5. It is contemplated that, from time to time to the extent permitted by the Credit Agreement, Grantors may issue or guaranty certain New Senior Debt. Any indenture, debenture, note, guaranty or other document executed by a Grantor in connection with the issuance of any such New Senior Debt is referred to herein as a "NEW SENIOR DEBT DOCUMENT" individually and the "NEW SENIOR DEBT DOCUMENTS" collectively. Any trustee or like representative of the holders of any such New Senior Debt is referred to herein as a "NEW SENIOR DEBT REPRESENTATIVE."

          6. It is contemplated that, from time to time, Grantors may assume from Owens-Illinois, Inc., a Delaware corporation ("HOLDINGS"), or enter into Interest Rate Agreements and/or Currency Agreements with one or more Lenders or their respective affiliates (collectively, the "INTEREST RATE EXCHANGERS" or the "CURRENCY EXCHANGERS," as the case may be and the obligations under such agreements, including the obligation to make payments in the event of early termination thereunder being the "INTEREST RATE OBLIGATIONS" or the "CURRENCY OBLIGATIONS," as the case may be). The Collateral Agent, the Lenders, Other Permitted Credit Exposure Holders, the Interest Rate Exchangers, the Currency Exchangers and the holders of any New Senior Debt and the New Senior Debt Representatives, collectively, are referred to herein as the "SECURED PARTIES".

          7. Concurrently herewith, the Collateral Agent and the current Other Permitted Credit Exposure Holders have entered into an Intercreditor Agreement (as amended, amended and restated or otherwise modified from time to time in accordance with its terms, the "INTERCREDITOR AGREEMENT") which provides for, INTER, ALIA, the appointment of the Collateral Agent to administer the Collateral (defined below). Any New Senior Debt Representative and any holder of New Senior Debt represented by such New Senior Debt Representative, Interest Rate Exchanger, Currency Exchanger, and any future Other Permitted Credit Exposure Holder shall only be entitled to the benefits of this Agreement, and shall only be a Secured Party hereunder, if such Person has executed and delivered to Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) and the Borrowers' Agent has duly executed and delivered an acknowledgement to such acknowledgement.

          8. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

SECTION 1.    GRANT OF SECURITY.

          Each Grantor hereby assigns to Collateral Agent, and hereby grants to Collateral Agent, for the ratable benefit of the Secured Parties a security interest in all of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing,

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whether tangible or intangible, or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located, excluding, however, any of the following constituting Pledged Collateral under the Pledge Agreement (subject to such exclusion, the "COLLATERAL"):

          (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");

          (b)  all inventory in all of its forms, including but not limited to
(i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by such Grantor and all accessions thereto and products thereof (collectively the "INVENTORY") and all negotiable and non-negotiable documents of title (including, without limitation, documents, warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

          (c) all accounts, contract rights, chattel paper, documents, instruments, letter-of-credit rights and other rights and obligations of any kind owned by or owing to such Grantor and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, letter-of-credit rights or other rights and obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, letter-of-credit rights and other rights and obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

          (d) all deposit accounts, together with (i) all amounts on deposit from time to time in such deposit accounts and (ii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing ("DEPOSIT ACCOUNTS");

          (e)  the "SECURITIES COLLATERAL", which term means:

               (i) the shares of stock, partnership interests, interests in joint ventures, limited liability company interests and all other equity interests in a Person that is owned on the date hereof and described on
     SCHEDULE 1(e)(i) or, after the date hereof, becomes, a direct Subsidiary of such Grantor, solely to the extent such equity interests are required to be pledged pursuant to the Credit Agreement, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing now or hereafter owned by such Grantor, and the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto, EXCLUDING, HOWEVER, (A) any of the foregoing with respect to Harbor Capital Advisors, Inc., HCA Securities, Inc. and Harbor Transfer, Inc. (collectively, the "HARBOR CAPITAL COMPANIES") and (B), in the case of Company and Packaging, any of the foregoing pledged thereby as Pledged Collateral pursuant to the Pledge Agreement, including,

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     without limitation, the Company Pledged Shares and the Packaging Pledged
     Shares (each as defined in the Pledge Agreement (subject to such exclusions, the "PLEDGED SHARES"), and all dividends, distributions, returns of capital, cash, warrants, options, rights, instruments, rights to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the stockholders, partners, members or other owners thereof and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; provided, that if the issuer of any of such Pledged Shares is a controlled foreign corporation (used hereinafter as such term is defined in SECTION 957(a) or a successor provision of the Internal Revenue Code) (such Pledged Shares, are referred to herein as "FOREIGN PLEDGED SHARES"), notwithstanding anything herein to the contrary, in no event shall the Secured Parties be entitled to realize on, foreclose against or otherwise have recourse to Foreign Pledged Shares in excess of the number of shares or other equity interests of such issuer possessing up to but not exceeding 65% of the voting power of all classes of capital stock or other equity interests entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares in connection with or on account of the satisfaction of any Domestic Obligations and such excess shares or other equity interests shall not be deemed to be Pledged Shares for purposes of the security pledged for the Domestic Obligations; PROVIDED, FURTHER, HOWEVER, that there shall be no limitations on the realization, foreclosure against or other recourse of the Secured Parties against the Foreign Pledged Stock in connection with or on account of the satisfaction of any Foreign Obligations. As used herein, "DOMESTIC OBLIGATIONS" means the obligations of the Domestic Borrowers consisting of Term Loans, Revolving Loans, Letters of Credit for the account of Domestic Borrowers, the Domestic Overdraft Agreement and any obligations of any other Loan Party under other Loan Documents which are not obligations of Offshore Borrowers or any Foreign Subsidiary, and "FOREIGN OBLIGATIONS" means the obligations of the Offshore Borrowers and their Foreign Subsidiaries consisting of Offshore Loans, Letters of Credit for the account of Offshore Borrowers, the Offshore Overdraft Agreements and any obligations under the other Loan Documents which are not obligations of Domestic Borrowers or any Subsidiary Guarantor;

               (ii) the indebtedness from time to time owed to such Grantor by any obligor that is, or becomes, a direct or indirect Subsidiary of such Grantor, or by any obligor of which such Grantor is a direct or indirect subsidiary, including the indebtedness described on SCHEDULE 1(e)(ii) and issued by the obligors named therein, and the instruments evidencing such indebtedness EXCLUDING, HOWEVER, (A) any such indebtedness owing to or from any of the Harbor Capital Companies and, (B) in the case of Company and Packaging, any of the foregoing pledged thereby as Pledged Collateral pursuant to the Pledge Agreement, including without limitation the Company Pledged Debt and the Packaging Pledged Debt (as defined in the Pledge Agreement) (subject to such exclusions, the "PLEDGED DEBT"), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

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               (iii) all other investment property of such Grantor unless expressly excluded in CLAUSES (i) and (ii) above and provided that no other enforceable restrictions exist on the pledging or hypothecation thereof;

          (f)  the "INTELLECTUAL PROPERTY COLLATERAL", which term means:

               (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (collectively, the "TRADEMARKS"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (the "TRADEMARK REGISTRATIONS"), all common law and other rights in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (the "ASSOCIATED GOODWILL"):

               (ii) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part all rights corresponding thereto (including, without limitation, the right, exercisable only upon the occurrence and during the continuation of an Event of Default, to sue for past, present and future infringements in the name of such Grantor or in the name of Collateral Agent or the Secured Parties), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); it being understood that the rights and interests included in the Intellectual Property Collateral hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties; and

               (iii) all rights, title and interest (including rights acquired pursuant to a license or otherwise) under copyrights in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software, layouts, trade dress, drawings, designs, writings, and formulas owned by such Grantor (collectively, the "COPYRIGHTS"), all copyright registrations issued to such Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon by such Grantor in the United States and any state thereof and in foreign countries (including, without limitation, any registrations listed on Schedule 1(f)(iii)) (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright

                                        5
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     licenses, only to the extent permitted by such licensing arrangements) (the
     "COPYRIGHT RIGHTS"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right to sue for past, present and future infringements of the Copyrights and Copyright Rights;

          (g) all information used or useful or arising from the business of such Grantor including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information;

          (h) to the extent not included in any other paragraph of this SECTION 1, all general intangibles, including, without limitation, tax refunds, payment intangibles, other rights to payment or performance, choses in action, software and judgments taken on any rights or claims included in the Collateral;

          (i) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof, to the extent a part of, used in connection with, or appurtenant to a Mortgaged Property;

          (j) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (k) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent or a Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in (i) any of such Grantor's rights or interests in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Grantor is a party or is bound (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code, as it exists on the date of this Agreement

                                        6
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or as it may hereafter be amended, in the State of New York (the "UCC") or any other applicable law (including the Bankruptcy Code) or principles of equity); PROVIDED, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (ii) any real property leasehold, unless a Grantor has executed a leasehold mortgage or leasehold deed of trust covering such real property leasehold.

          Each item of Collateral listed in this SECTION 1 that is defined in Articles 8 or 9 of the UCC shall have the meaning set forth in the UCC, as it exists on the date of this Agreement or as it may hereafter be amended, it being the intention of the Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets, except for assets expressly excluded as set forth above.

SECTION 2.     SECURITY FOR OBLIGATIONS.

          Subject to the limitations on the grant of the security interest with respect to Foreign Pledged Shares in SECTION 1(e), this Agreement secures, and the Collateral assigned by each Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations of such Grantor, provided that in no event shall more than 65% of the Foreign Pledged Shares of any Person be security for or be assigned or pledged on account of any Domestic Obligations. "SECURED OBLIGATIONS" means:

               (a)   all obligations and liabilities of every nature of:

               (i) Company, now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all obligations of Company under any New Senior Debt Documents;

               (ii) each Domestic Borrower, now or hereafter existing under or arising out of or in connection with the Credit Agreement, the Domestic Borrowers' Guaranty and all obligations of each Domestic Borrower under any New Senior Debt Documents;

               (iii) each Subsidiary Guarantor, now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty and all obligations of each such Subsidiary Guarantor under any New Senior Debt Documents;

               (iv) each Subsidiary of Company, now or hereafter existing under or arising out of or in connection with Other Permitted Credit Exposure and each Other Permitted Credit Exposure Document in each case held by any Lender or Affiliate of any Lender; and

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               (v)   Company and any Subsidiary of Company, now or hereafter
     existing under or arising out of or in connection with Interest Rate Obligations or Currency Obligations;

     in each case whether for principal, premium or interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to a Grantor, would accrue on such obligations), payments for early termination, payments for settlement of amounts due under any such agreements, fees, indemnities, expenses or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from a Secured Party, any Lender, Interest Rate Exchanger, Currency Exchanger or Other Permitted Credit Exposure Holder as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement; PROVIDED, HOWEVER, that the pledge made and security interest granted in
     SECTION 1 and any other provisions of this Agreement shall be effective as to any obligations in respect of any Other Lender Guaranteed Obligations only if the holders of such obligations or their representatives (A) shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) and the Borrowers' Agent has duly executed and delivered an acknowledgement to such acknowledgement and (B) shall have released, in form and substance satisfactory to Collateral Agent and Borrowers' Agent, Holdings from any pre-existing guaranty obligations in connection with such Other Lender Guaranteed Obligations. For purposes of determining the amount of Secured Obligations relating to any obligation with respect to which a Person other than a Grantor is the direct or primary obligor and with respect to which a Grantor is a guarantor (including by way of providing security), the total amount of such Secured Obligations shall be calculated without duplication of the amount of such direct or primary obligation secured by the Collateral and the related guaranty obligations of the Grantor secured by the Collateral.

SECTION 3.     GRANTORS REMAIN LIABLE.

          Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither Collateral Agent nor any Secured Party shall have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, except to the extent Collateral Agent or Secured Party expressly assumes any obligations thereunder.

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SECTION 4.     REPRESENTATIONS AND WARRANTIES.

     Each Grantor represents and warrants as follows:

          (a) OWNERSHIP OF COLLATERAL. Except as expressly permitted by the Credit Agreement and except for the security interest created by this Agreement, such Grantor owns the Collateral owned by such Grantor free and clear of any Lien. Except as expressly permitted by the Credit Agreement and except such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

          (b) LOCATIONS OF EQUIPMENT AND INVENTORY. Substantially all of the Equipment and Inventory is, as of the date hereof, or in the case of an Additional Grantor, the date of the applicable counterpart entered into pursuant to SECTION 22 (each, a "COUNTERPART") located at the places specified in
SCHEDULE 4(b), except for Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to a Grantor, (ii) between the locations specified in SCHEDULE 4(b), or (iii) to customers of a Grantor.

          (c)  OMITTED.

          (d) OFFICE LOCATIONS; TYPE AND JURISDICTION OF ORGANIZATION. The chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts are, as of the date hereof, and except as set forth on Schedule 4(d), have been for the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, located at the locations set forth on SCHEDULE 4(d); the type (i.e. corporation, limited partnership, etc.) and jurisdiction of organization of such Grantor are listed on SCHEDULE 4(d);

          (e) NAMES. No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed or the signature pages hereof, except the names listed in SCHEDULE 4(e) annexed hereto. Each Grantor's federal taxpayer identification number and corporate identification number is set forth on SCHEDULE 4(e).

          (f) DELIVERY OF CERTAIN COLLATERAL. Except as set forth on SCHEDULE 1(e)(i), All certificates or instruments (excluding checks) evidencing, comprising or representing the Collateral constituting Pledged Shares (other than uncertificated Pledged Shares) and Pledged Debt have been delivered to Collateral Agent duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank. With respect to certificates described on
Schedule 1(e)(i) which have not been delivered because such certificates are not readily removable from their jurisdiction of issuance, upon request by the Collateral Agent such certificates shall be delivered by the applicable Grantor to the Collateral Agent in the jurisdiction of issuance, duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.

          (g)  SECURITIES COLLATERAL. (i) All of the Pledged Debt described on
SCHEDULE 1(e)(ii) has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default; (ii) except as set forth on SCHEDULE 1(e)(i), as of the date hereof, the Pledged Shares constitute all of the issued and outstanding shares of stock or other equity interests of each issuer thereof (subject to the proviso to SECTION 1(e)(i) with respect to shares of a foreign controlled corporation) and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares to any Person not a Grantor; (iii) the Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to such Grantor (subject to the proviso to SECTION 1(e)(ii) with respect to debt pledged pursuant to the Pledge Agreement); (iv) SCHEDULE 1(e)(i) sets forth all of the Pledged Shares in the entities set forth thereon owned by each Grantor on the date hereof; and (v)
SCHEDULE 1(e)(ii) sets forth all of the Pledged Debt in existence on the date hereof.

          (h) PERFECTION. The security interests in the Collateral granted to Collateral Agent for the ratable benefit of the Secured Parties hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations. Upon (i) the filing of UCC financing statements (other than fixture filings) naming each Grantor as "debtor", naming Collateral Agent as "secured party" for the benefit of the Secured Parties and describing the Collateral in the filing offices with respect to such Grantor set forth on
SCHEDULE 4(i) (to the extent a security interest in such collateral can be perfected by filing a financing statement in each relevant filing office under the provisions of the applicable UCC) and (ii) in the case of the Pledged Shares (other than uncertificated Pledged Shares constituting general intangibles) and Pledged Debt, delivery of such Pledged Shares and Pledged Debt to Collateral Agent, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, and (iii) in the case of the Intellectual Property Collateral consisting of Copyright Registrations, the filing of a Grant of Copyright Security Interest, substantially in the form of Exhibit II, with the United States Copyright Office (each such Grant of Copyright Security Interest being referred to herein as a "GRANT"), the security interests in the Collateral granted to Collateral Agent for the benefit of the Secured Parties will constitute perfected First Priority security interests therein and all filings (other than fixture filings) and other actions necessary or desirable to perfect and protect such security interests have been duly made or taken.

SECTION 5.     FURTHER ASSURANCES.

          (a) GENERALLY. Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) execute and file such financing or continuation statements, or amendments thereto, agreements establishing that Collateral Agent has control of specified items of Collateral as required by this Agreement or the Credit Agreement and such other instruments or notices, as may be necessary or desirable, or as Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (ii) furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral as required herein and such other reports in connection with the Collateral as

Collateral Agent may reasonably request, all in reasonable detail, (iii) at any reasonable time, upon request by Collateral Agent, exhibit the Collateral to and allow inspection of the Collateral by Collateral Agent, or persons designated by Collateral Agent, (iv) at Collateral Agent's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Collateral Agent's security interest in all or any material part of the Collateral, and (v) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Collateral Agent with respect to any material Collateral, except with respect to Permitted Encumbrances. Each Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

          (b) SECURITIES COLLATERAL. Without limiting the generality of the foregoing SECTION 5(a), each Grantor agrees that it will, upon obtaining any additional shares of stock or other securities consisting of Pledged Shares or Pledged Debt required to be pledged hereunder, promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit III (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Upon each delivery of a Pledge Amendment to Collateral Agent, the representations and warranties contained in CLAUSES
(i)-(iii) of SECTION 4(g) hereof shall be deemed to have been made by such Grantor as to the Securities Collateral described in such Pledge Amendment as of the date thereof. Each Grantor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt of such Grantor listed on any Pledge Amendment shall for all purposes hereunder be considered Collateral of such Grantor; provided, the failure of any Grantor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

SECTION 6.     CERTAIN COVENANTS OF GRANTORS.

     Each Grantor shall:

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral where such use or violation would have a Material Adverse Effect;

          (b) notify Collateral Agent of any change in such Grantor's name, identity or corporate structure within 30 days of such change;

          (c) give Collateral Agent 30 days' prior written notice of any change in such Grantor's chief place of business, chief executive office or residence or the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts or a reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor;

SECTION 7.     SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.

     Each Grantor shall keep substantially all of the Equipment and Inventory owned by such Grantor at the places therefor specified on SCHEDULE 4(b) or, upon 30 days' prior written notice to Collateral Agent, at such other places in jurisdictions where all action that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

SECTION 8.     SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

          (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the locations therefor set forth on SCHEDULE 4(d), upon 30 days' prior written notice to Collateral Agent, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken.

          (b) Except as otherwise provided in this SUBSECTION (b), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Contracts. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at Collateral Agent's direction, shall take) such action as such Grantor may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; PROVIDED, HOWEVER, that Collateral Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Collateral Agent, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent and, upon such notification and at the expense of Grantors, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence and for so long as such Event of Default continues, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by SECTION 18, and (ii) except in the ordinary course of business consistent with past practice, such Grantor shall not adjust, settle or compromise the amount or payment of

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

any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 9.     SPECIAL COVENANTS WITH RESPECT TO THE SECURITIES COLLATERAL.

          (a) DELIVERY. Each Grantor agrees that all certificates or instruments representing or evidencing the Pledged Shares (except as otherwise contemplated by SECTION 4(f)) and the Pledged Debt shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares or Pledged Debt for certificates or instruments of smaller or larger denominations.

          (b) COVENANTS. Each Grantor shall (i) except for any merger or consolidation, which constitutes a, sale, transfer or other disposition permitted by the Credit Agreement, pledge hereunder all the outstanding capital stock or other equity interests of the surviving or resulting person in any merger or consolidation involving securities pledged hereunder, (ii) cause each issuer of Pledged Shares not to issue any stock, other equity interests or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor or as otherwise permitted under the Credit Agreement; (iii) pledge hereunder, in accordance with subsection 5.9 of the Credit Agreement, any and all additional shares of stock, other equity interests or other securities of each issuer of Pledged Shares; (iv) pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any and all shares of stock or other equity interests of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor, to the extent required by subsection 5.9 of the Credit Agreement, subject to the limitation on Foreign Pledged Shares; (v) pledge hereunder, promptly upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt; (vi) pledge hereunder, promptly upon their issuance, any and all instruments or other evidences of indebtedness which constitutes Pledged Debt from time to time owed to such Grantor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of such Grantor; PROVIDED, that the foregoing covenant shall exclude any such instruments or evidences of indebtedness issued by any of the Harbor Capital Companies or any such instruments or evidences of indebtedness required to be pledged under the Pledge Agreement; (vii) promptly deliver to Collateral Agent all material written notices received by it with respect to the Securities Collateral; and (viii) at the request of Collateral Agent, promptly execute and deliver to Collateral Agent an agreement providing for the control, as that term is defined in the UCC, by Collateral Agent of all securities entitlements and securities accounts of such Grantor not otherwise subject to Permitted Encumbrances and provided that no other enforceable restrictions exist on the pledging or the hypothecation thereof.

          (c) VOTING AND DISTRIBUTIONS. So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; and (ii) each Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends, other distributions and interest paid in respect of the Securities Collateral; provided, any and all (A) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Securities Collateral, and (B) dividends and other distributions paid or payable in cash in respect of any Securities Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, forthwith be delivered to Collateral Agent to hold as, Securities Collateral and shall, if received by such Grantor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to Collateral Agent as Securities Collateral in the same form as so received (with all necessary endorsements).

               Upon the occurrence and during the continuation of an Event of Default, (x) upon written notice from Collateral Agent to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights during the continuation of such Event of Default; (y) all rights of such Grantor to receive the dividends, other distributions and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Securities Collateral such dividends, other distributions and interest payments during the continuation of such Event of Default, provided that nothing herein shall restrict or limit the right of a Grantor to directly or indirectly make or receive dividends, distributions, principal or interest payments for the purpose of making such amounts available to Company to make Holdings Ordinary Course Payments permitted to be paid pursuant to SUBSECTION 6.5 of the Credit Agreement; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (ii) of the immediately preceding paragraph or clause (y) above shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Collateral Agent as Securities Collateral in the same form as so received (with any necessary endorsements).

               In order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) upon the occurrence and during the existence of an Event of Default, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request, and (II) without limiting the effect of CLAUSE (I) above, each Grantor hereby grants to Collateral Agent an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including giving or withholding written consents of shareholders or other holders of equity interests, calling special meetings of shareholders or other holders of equity interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence and during the existence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations and the termination of the related agreements and the cancellation of any outstanding Letters of Credit or the cure of the Event of Default.

SECTION 10. SPECIAL COVENANTS WITH RESPECT TO THE INTELLECTUAL PROPERTY COLLATERAL.

          (a) Except as otherwise provided in this SECTION 10, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, after the occurrence and during the continuance of any Event of Default at Collateral Agent's reasonable direction, shall take) such action as such Grantor or Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Collateral Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and other instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by SECTION 18, and (ii) such Grantor shall not, without the consent of the Collateral Agent, adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

          (b) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of an Event of Default (but only to the extent to do so would not breach a contract existing on the date hereof and binding on such Grantor), hereby assigns, transfers and conveys to Collateral Agent the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes (including, without limitation, the Intellectual Property Collateral) owned or used by such Grantor that relate to the Collateral and any other collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Collateral Agent to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Collateral Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor. If and to the extent that any Grantor licenses the Intellectual Property Collateral, upon such

Grantor's request and provided no Event of Default then exists, Collateral Agent shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor's request and expense, with such Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Collateral Agent pursuant to which (i) Collateral Agent shall agree not to disturb or interfere with such licensee's rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Collateral Agent and the other terms of this Agreement.

SECTION 11.    OMITTED.

SECTION 12.    COLLATERAL ACCOUNTS.

          Collateral Agent is hereby authorized to establish and maintain at its office at One Bankers Trust Plaza, New York, New York, two blocked accounts in the name of the Grantors and under the sole dominion and control of Collateral Agent, one, a restricted deposit account designated as "OI GRANTOR COLLATERAL ACCOUNT" and the second, a restricted deposit account designated "OI L/C COLLATERAL ACCOUNT". The "OI GRANTOR COLLATERAL ACCOUNT" is referred to herein as the "GENERAL COLLATERAL ACCOUNT", the "OI L/C COLLATERAL ACCOUNT" is referred to herein as the "L/C COLLATERAL ACCOUNT" and General Collateral Account and L/C Collateral Account, collectively, are referred to herein as the "COLLATERAL ACCOUNTS". All amounts at any time held in the Collateral Accounts shall be beneficially owned by Grantors but shall be held in the name of Collateral Agent hereunder, for the benefit of Secured Parties, as collateral security for the Secured Obligations upon the terms and conditions set forth herein and as provided in the Intercreditor Agreement. Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein or in SECTION 5.4b of the Credit Agreement with respect to the General Collateral Account, otherwise receive any funds deposited into the Collateral Accounts. Anything contained herein to the contrary notwithstanding, the Collateral Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Governmental Authority, as may now or hereafter be in effect. All deposits of funds in the Collateral Accounts shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Grantor) of immediately available funds, in each case addressed in accordance with instructions of Collateral Agent. Each Grantor shall, promptly after initiating a transfer of funds to the Collateral Accounts, give notice to Collateral Agent by telefacsimile of the date, amount and method of delivery of such deposit. Cash held by Collateral Agent in the Collateral Accounts shall not be invested by Collateral Agent but instead shall be maintained as a cash deposit in the Collateral Accounts pending application thereof as elsewhere provided in this Agreement. To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Accounts shall bear interest at the standard rate paid by Collateral Agent to its customers for deposits of like amounts and terms. Subject to Collateral Agent's rights hereunder, any interest earned on deposits of cash in the Collateral Accounts shall be deposited directly in, and held in the Collateral Accounts.

SECTION 13.    SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

          Each Grantor hereby irrevocably appoints Collateral Agent as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Collateral Agent or otherwise, from time to time in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Collateral Agent pursuant to the Credit Agreement;

          (b) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

          (d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

          (e) upon the occurrence and during the continuance of an Event of Default, to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand;

          (f) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

          (g) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantors' expense, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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SECTION 14.    COLLATERAL AGENT MAY PERFORM.

          If any Grantor fails to perform any agreement contained herein, upon the occurrence and during the continuance of an Event of Default, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Grantors under SECTION 19(b).

SECTION 15.    STANDARD OF CARE.

          The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

SECTION 16.    REMEDIES.

          (a) GENERALLY. If (i) any "Event of Default" under and as defined in the Credit Agreement, or (ii) after such time as all Obligations shall have been indefeasibly paid in full, and PROVIDED that the Collateral then secures the payment and performance of any obligations under any New Senior Debt Documents, any Other Permitted Credit Exposure Documents, any Interest Rate Obligations or any Currency Obligations, if any event of default under (A) any Interest Rate Agreement or Currency Agreement which is secured by Collateral, (B) any obligations under any New Senior Debt Documents which are secured by Collateral, or (C) any obligations under any Other Permitted Credit Exposure Documents which are secured by Collateral, as the case may be (either such occurrence being an "EVENT OF DEFAULT" for purposes of this Agreement) shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble such of the Collateral as may reasonably be assembled as directed by Collateral Agent and make it available to Collateral Agent at a place or places to be designated by Collateral Agent and reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (iv) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral

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

Agent may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Collateral Agent or any Lender constituting a part of the Collateral and
(vii) without notice to any Grantor, transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Securities Collateral. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any such sale but shall not be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred or is continuing giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

          (b) SECURITIES COLLATERAL. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Collateral Agent determines to exercise its right to sell any or all of the

Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of shares and other instruments included in the Securities Collateral which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          (c) L/C COLLATERAL ACCOUNT. (i) If an Event of Default has occurred and is continuing and, in accordance with SECTION 7 of the Credit Agreement, or
(ii) if any Proceeds (as defined in the Intercreditor Agreement) derived from the Collateral and after application thereof to prepayment of the Loans as required under the Credit Agreement and as provided in the Intercreditor Agreement, Borrowers must pay to Collateral Agent an amount (the "AGGREGATE AVAILABLE AMOUNT") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding, Borrowers shall deliver funds in such an amount for deposit in the L/C Collateral Account. If for any reason the aggregate amount delivered by Borrowers for deposit in the L/C Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Borrowers shall be apportioned among all outstanding Letters of Credit for purposes of this Section in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which Borrowers have deposited in the L/C Collateral Account any amounts described above, Collateral Agent shall apply such amounts to reimburse the Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Company has deposited in the L/C Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Collateral Agent shall apply the amount then on deposit in the L/C Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) (A) first, to the payment of any amounts payable to Collateral Agent pursuant to SECTION 18 hereof, (B) second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Borrowers have failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), (C) third, to the extent of any further excess, as provided in SECTION 3(a)(ii) of the Intercreditor Agreement.

SECTION 17.    ADDITIONAL REMEDIES FOR INTELLECTUAL PROPERTY COLLATERAL.

          (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Collateral Agent shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Collateral Agent or otherwise, to enforce its rights with respect to any Intellectual Property Collateral, in which event each Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in SECTIONS 10.3 and 10.4 of the Credit Agreement and SECTION 19 hereof, as applicable, in connection with the exercise of its rights under this Section, and, to the extent that Collateral Agent shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all commercially reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any material Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Collateral Agent, each Grantor shall execute and deliver to Collateral Agent an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Collateral Agent, each Grantor shall make available to Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Collateral Agent's behalf and to be compensated by Collateral Agent at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

          (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Collateral Agent of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor on behalf of itself and/or any other Grantor, Collateral Agent shall promptly execute and deliver to each such Grantor such assignments as may be necessary to reassign to each such Grantor any such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent; provided, after giving effect to such reassignment, Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Collateral Agent and Permitted Encumbrances.

SECTION 18.    APPLICATION OF PROCEEDS.

          Except as expressly provided elsewhere in this Agreement, all Proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in the following order of priority; provided, that, Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds arising from destruction, damage or condemnation of Collateral and Net Debt Securities Proceeds arising from issuance of Receivables Sales Indebtedness shall be applied as provided in the Credit Agreement and the Intercreditor Agreement:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Grantors, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder;

          SECOND: To the payment of all other Secured Obligations (including any Aggregate Available Amount deposited into the L/C Collateral Account for outstanding Letters of Credit, provided that if such Letters of Credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this SECTION 18 to then outstanding Secured Obligations) (for the ratable benefit of the holders thereof) and, as to obligations arising under the Credit Agreement, as provided in the Credit Agreement PROVIDED that in making such application in respect of outstanding obligations under New Senior Debt Documents, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the New Senior Debt Representatives the New Senior Debt holders' pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties (such term being used in this SECTION 18 as defined in Section 7(c) of the Intercreditor Agreement) pursuant to Section 7(c) of the Intercreditor Agreement; and

          THIRD: To the payment to or upon the order of the applicable Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

SECTION 19.    INDEMNITY AND EXPENSES.

          (a) Grantors jointly and severally agree to indemnify Collateral Agent, each Secured Party, including each Lender, each Interest Rate Exchanger, each Currency Exchanger, each other Permitted Credit Exposure Holder, each holder of New Senior Debt and each New Senior Debt Representative from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Collateral Agent's or such Secured Party's, Lender's Interest Rate Exchanger's Currency Exchanger's, Other Permitted Credit Exposure Holder's or New Senior Debt Representative's or holder's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction or from any failure on the part of Collateral Agent to file any continuation statements with respect to the Collateral.

          (b) Grantors jointly and severally agree to pay to Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

          (c) The obligations of Grantors in this SECTION 19 shall (i) survive the termination of this Agreement and the discharge of Grantors' other obligations under this Agreement, Interest Rate Agreements, the Currency Agreement, the Other Permitted Credit Exposure Documents, the Credit Agreement and the other Loan Documents and (ii), as to any Grantor that is a party to the Subsidiary Guaranty, be subject to the provisions of SECTION 1(b) thereof.

SECTION 20.    CONTINUING SECURITY INTEREST; TRANSFER OF LOANS; TERMINATION AND
             RELEASE.

          (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the earlier to occur of (A) termination of the security interest granted hereby pursuant to
SECTION 20(b), and (B) the payment in full of the Secured Obligations (excluding the Other Permitted Credit Exposure, Interest Rate Obligations and Currency Obligations and obligations under or in respect of the New Senior Debt Documents); the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, and permitted transferees and assigns. Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of SUBSECTION 10.2 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders as Secured Parties herein or otherwise, (B) any Interest Rate Exchanger or Currency Exchanger may assign or otherwise transfer any Interest Rate Agreement or Currency Agreement to which it is a party to any other Lender or Affiliate of a Lender in accordance with the terms of such Interest Rate Agreement or Currency Agreement, and such other permitted assignee shall thereupon become vested with all the benefits in respect thereof granted to Interest Rate Exchangers and/or Currency Exchanger as Secured Parties herein or otherwise, (C) any Other Permitted Credit Exposure Holder may assign or otherwise transfer any Other Permitted Credit Exposure to any other Lender or Affiliate of Lender in accordance with the applicable Other Permitted Credit Exposure Documents and such other permitted assignee shall thereupon become vested with all the benefits in respect thereof granted to such Other Permitted Credit Exposure Holder as a Secured Party herein or otherwise and (D) any holder of any New Senior Debt may assign or otherwise transfer any New Senior Debt to any other Person in accordance with the applicable New Senior Debt Documents and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such holder (or its representative) as a Secured Party herein or otherwise.

          (b) Upon the earlier to occur of (i) payment in full of all Secured Obligations (excluding the Other Permitted Credit Exposure, Interest Rate Obligations and Currency Obligations and obligations under or in respect of the New Senior Debt Documents), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (ii) the first date on which the Collateral no longer secures the Obligations and upon election of Grantors, and (iii) the achievement of the Threshold Debt Rating and acknowledgement of such ratings by Collateral Agent, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Collateral Agent will, at Grantors' expense, execute and deliver to

Grantors such documents as Grantors shall reasonably request to evidence such termination. Upon the proposed sale, transfer or other disposition of any Collateral by a Grantor or of a Grantor in accordance with the Credit Agreement for which such Grantor desires to obtain a security interest release from Collateral Agent, such Grantor shall deliver an Officer's Certificate (x) stating that the Collateral subject to such disposition is being sold, transferred or otherwise disposed of in compliance with the terms of the Credit Agreement and (y) specifying the Collateral being sold, transferred or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate, Collateral Agent shall, at Grantor's expense, so long as Collateral Agent has no reason to believe that the Officer's Certificate delivered by such Grantor with respect to such sale is not true and correct, execute and deliver such releases of its security interest in such Collateral which is to be so sold, transferred or disposed of, as may be reasonably requested by such Grantor. If Requisite Lenders under the Credit Agreement, or if required, all Lenders, consent to the release or reconveyance of any of the Collateral, Collateral Agent shall at Grantors' expense execute and deliver any necessary releases of its security interest in such Collateral in connection therewith and all such reconveyances or transfers shall be without recourse to the Collateral Agent or the Secured Parties and without representation or warranty of any kind.

SECTION 21.    COLLATERAL AGENT AS AGENT.

          (a) Pursuant to the Intercreditor Agreement, Collateral Agent has been appointed to act as Collateral Agent hereunder by the Secured Parties and, by their acceptance of the benefits hereof, Lenders, Interest Rate Exchangers, Currency Exchangers, Other Permitted Credit Exposure Holders and New Senior Debt Representatives shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Intercreditor Agreement; provided that Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in SECTION 16 in accordance with the instructions of Requisite Obligees (as defined in the Intercreditor Agreement). In furtherance of the foregoing provisions of this
SECTION 21(a), each Lender, Interest Rate Exchanger, Currency Exchanger, Other Permitted Credit Exposure Holder and New Senior Debt Representative, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by each such Lender, Interest Rate Exchanger, Currency Exchanger, Other Permitted Credit Exposure Holder and New Senior Debt Representative that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Secured Parties, in accordance with the terms of this SECTION 21(a).

          (b) Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Interest Rate Exchanger, Currency Exchanger, Other Permitted Credit Exposure Holder or New Senior Debt Representative until it shall have received written notice in form and substance satisfactory to Collateral Agent from a Grantor, or such Interest Rate Exchanger, Currency Exchanger, Other Permitted Credit Exposure Holder or New Senior Debt Representative as to the existence and terms of the applicable Interest Rate, Currency Agreement, Other Permitted Credit Exposure or New Senior Debt Documents, as the case may be.

SECTION 22.    ADDITIONAL GRANTORS.

          The initial Subsidiary Grantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto as additional Grantors (each an "ADDITIONAL GRANTOR"), by executing a Counterpart substantially in the form of EXHIBIT I annexed hereto. Upon delivery of any such Counterpart to Collateral Agent, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 23.    AMENDMENTS; ETC.

          No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Grantors; PROVIDED this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with SECTION 22 and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 24.    NOTICES.

          Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Collateral Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in the Credit Agreement or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 25.    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

          No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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SECTION 26.    SEVERABILITY.

          In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 27.    HEADINGS.

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 28.    GOVERNING LAW; TERMS; RULES OF CONSTRUCTION.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the UCC are used herein as therein defined. The rules of construction set forth in SUBSECTION 1.3 of the Credit Agreement shall be applicable to this Agreement MUTATIS MUTANDIS.

SECTION 29.    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF
OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 24; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER

JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 29 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

SECTION 30.    WAIVER OF JURY TRIAL.

          EACH GRANTOR AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Grantor and Collateral Agent acknowledge that this waiver is a material inducement for each Grantor and Collateral Agent to enter into a business relationship, that each Grantor and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 30 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 31.    COUNTERPARTS.

          This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

       IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                               EACH OF THE ENTITIES LISTED ON SCHEDULE A ANNEXED HERETO

                               By:           /s/ Jeffrey A. Denker
                                     ----------------------------------------
                                     on behalf of each of the entities listed on
                                     SCHEDULE A annexed hereto

                                     Name:           Jeffrey A. Denker
                                          -----------------------------------

                                   SCHEDULE A

 NAME                                       NOTICE ADDRESS FOR EACH GRANTOR

                                       BANKERS TRUST COMPANY
                                       as Collateral Agent

                                       By:       /s/ Mary Jo Jolly
                                              --------------------------------
                                        Name:    Mary Jo Jolly
                                              --------------------------------
                                        Title:   Assistant Vice President
                                              --------------------------------

                                       NOTICE ADDRESS:

                                              Bankers Trust Company
                                              130 Liberty Street, 14th Floor
                                              New York, New York
                                              Attention: Mary Jo Jolly

                                       WITH A COPY TO:

                                              Bankers Trust Company
                                              300 South Grand Avenue, 41st floor
                                              Los Angeles, CA 90071
                                              Attention: Robert G. Kolb

                               SCHEDULE 1(e)(i)TO
                               SECURITY AGREEMENT

---------------------------------------------------------------------------------------------------------------------
                               CLASS                                                                  PERCENTAGE OF
                                 OF               STOCK                PAR          NUMBER OF          OUTSTANDING
      STOCK ISSUER*            STOCK         CERTIFICATE NOS.         VALUE           SHARES         SHARES PLEDGED
=====================================================================================================================

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

* Indicate if stock constitutes Foreign Pledged Shares.

                                    1(e)(i)-1

                               SCHEDULE 1(e)(ii)TO
                               SECURITY AGREEMENT

--------------------------------------------------------------------------------
                                                         AMOUNT OF
                   DEBT ISSUER                         INDEBTEDNESS
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   1(e)(ii)-1

                               SCHEDULE 1(f)(iii)
                                       TO
                               SECURITY AGREEMENT

                                   1(f)(iii)-1

                               SCHEDULE 1(f)(iii)
                              TO SECURITY AGREEMENT

                                    4(b) - 1

                                  SCHEDULE 4(d)
                                       TO
                               SECURITY AGREEMENT

                                     4(d)-1

                                  SCHEDULE 4(e)
                                       TO
                               SECURITY AGREEMENT

                                   OTHER NAMES

                                     4(e)-1

                                  SCHEDULE 4(i)
                                       TO
                               SECURITY AGREEMENT

                                 FILING OFFICES

     GRANTOR                                             FILING OFFICES

                                     4(i)-1

                                                                    EXHIBIT I TO
                                                              SECURITY AGREEMENT

                              [FORM OF COUNTERPART]

     COUNTERPART (this "COUNTERPART"), dated _______, is delivered pursuant to
SECTION 22 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of _____________, _____ (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among [Insert Company Name], the other Grantors named therein, and Bankers Trust Company, as Collateral Agent. The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with SECTION 22 thereof and agrees to be bound by all of the terms thereof. [Without limiting the generality of the foregoing, the undersigned hereby:

          (i) authorizes the Collateral Agent to add the information set forth on the Schedules to this Agreement to the correlative Schedules attached to the Security Agreement;

          (ii) agrees that all Collateral of the undersigned, including the items of property described on the Schedules hereto, shall become part of the Collateral and shall secure all Secured Obligations; and

          (iii) makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned.]

                                             [NAME OF ADDITIONAL GRANTOR]

                                             By:
                                                ---------------------------
                                             Name:
                                             Title:

                                                                  EXHIBIT II TO
                                                             SECURITY AGREEMENT

                 [FORM OF GRANT OF COPYRIGHT SECURITY INTEREST]

                     GRANT OF COPYRIGHT SECURITY INTEREST

                  WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

                  WHEREAS, [certain affiliates of Grantor][Grantor] [has/have] entered into a Secured Credit Agreement dated as of _____________, _____ (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), and, _________________, as Collateral Agent for the Lenders (in such capacity, "LENDERS"), Bankers Trust Company, as Collateral Agent for the Lenders (in such capacity, and Bankers Trust Company, as Collateral Agent for the Lenders (in such capacity, "COLLATERAL AGENT"); and

                  WHEREAS, Grantor [has guaranteed the obligations under the Credit Agreement pursuant to a certain ___________ Guaranty and] may from time to time enter or guaranty, or may from time to time have entered or guarantied, into one or more Interest Rate Agreements, Currency Agreements, Other Permitted Credit Exposure Documents and/or New Senior Debt Documents (each as defined in the Credit Agreement); and

                  WHEREAS, pursuant to the terms of a Security Agreement dated as of ___________, _____ (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Collateral Agent and the other grantors named therein, Grantor has agreed to create in favor of Collateral Agent for the benefit of certain Secured Parties named therein a secured and protected interest in, and Collateral Agent has agreed to become a secured creditor with respect to, the Copyright Collateral;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Collateral Agent a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COPYRIGHT COLLATERAL"):

          (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works listed on SCHEDULE A, as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHTS"), all copyright registrations issued to

          Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations listed on SCHEDULE A, as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of such Grantor or in the name of Collateral Agent or Lenders for past, present and future infringements of the Copyrights and Copyright Rights; and

          (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral. For purposes of this Grant of Copyright Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Copyright Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

               Notwithstanding anything herein to the contrary, in no event shall the Copyright Collateral include, and Grantor shall be not deemed to have granted a security interest in, any of Grantor's rights or interests in any license, contract or agreement to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); PROVIDED, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Copyright Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

               Grantor does hereby further acknowledge and affirm that the rights and remedies of Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                  [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of ___________, _____.

                                             [NAME OF GRANTOR]

                                             By:
                                                --------------------------
                                             Name:
                                                  ------------------------
                                             Title:
                                                   -----------------------

                                   SCHEDULE A
                                       TO
                      GRANT OF COPYRIGHT SECURITY INTEREST

                                                                 EXHIBIT III TO
                                                             SECURITY AGREEMENT

                                PLEDGE AMENDMENT

          This Pledge Amendment, dated __________________, is delivered pursuant to the Security Agreement, dated _______________ between _____________, a _______________ ("GRANTOR"), the other Grantors named therein, and
__________________ (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

          Grantor hereby agrees that the [Pledged Shares] [Pledged Debt] listed on the schedule attached hereto shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Securities Collateral and shall secure all Secured Obligations.

          IN WITNESS WHEREOF, Grantor has caused this Pledge Amendment to be duly executed and delivered by its duly authorized officer as of ____________.

                                             [GRANTOR]

                                             By:
                                                --------------------------
                                             Title:

                                     III-1